UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.         )

Filed by the registrant [ X ]
Filed by a Party other than the registrant [ ]

Check the appropriate box:
[ ]	Preliminary proxy statement
[ ]	Definitive proxy statement
[X]	Definitive additional materials
[ ]	Soliciting material under Rule 14a-12
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a 6(e)(2))

(Name of Registrants as Specified in Its Charter)

__________________________________________________

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Global Fund, Inc.

Lord Abbett Investment Trust

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett Research Fund, Inc.

Lord Abbett Securities Trust

Lord Abbett Series Fund, Inc.

Lord Abbett U.S. Government & Government Sponsored

   Enterprises Money Market Fund, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

_________________________________________

Payment of filing fee (check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[   ]       Fee paid previously with preliminary materials

[   ]       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing

1)	Amount Previously Paid

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

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Proxy Voting Information for Shareholders in the Lord Abbett Family of Funds

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If you own shares in a Lord Abbett Fund, you should have received important proxy information in the mail. The proxy is for the election of ten members of the Board of Directors/Trustees of the Lord Abbett Funds.

The Board recommends that you vote "FOR" each of the nominees. Please be sure to read the full text of the proxy statement (which is attached for your reference) before voting. The special meeting of shareholders will be held on August 26, 2019 at 9:00 a.m. at our offices.

If you have any questions about the process or if you need a duplicate proxy card, please call 888-522-2388.

Thank you for investing in the Lord Abbett Family of Funds.